UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


                       Date of Report: October 13, 2000
                       (Date of earliest event reported)


                   NATIONAL WESTERN LIFE INSURANCE COMPANY
            (Exact Name of Registrant as Specified in Its Charter)


                                   Colorado
                (State or Other Jurisdiction of Incorporation)


           2-17039                                84-0467208
(Commission File Number)            (I.R.S. Employer Identification Number)


               850 East Anderson Lane, Austin, Texas 78752-1602
            (Address of Principal Executive Offices and Zip Code)


                                (512) 836-1010
             (Registrant's Telephone Number, Including Area Code)




Item 5.  Other Events

National Western Life Insurance Company's wholly owned subsidiary, The Westcap Corporation, has prevailed in an October 13, 2000, decision issued by the United States Court of Appeals for the Fifth Circuit, New Orleans, Louisiana. The Court of Appeals decision reversed a $51,738,868 judgment entered in 1998 by the United States District Court for the Southern District of Texas (Houston Division) and the United States Bankruptcy Court in Houston in favor of The City Colleges of Chicago. The Appellate Court ruled in favor of The Westcap Corporation and determined that there had been no violations by The Westcap Corporation of the Texas securities laws. The Appellate Court remanded the case to the U.S. District Court for entry of a new judgment in favor of Westcap. The Appellate decision is subject to further review by the Fifth Circuit Court of Appeals upon possible motion for rehearing or appeal to the United States Supreme Court by The City Colleges of Chicago.

The ruling does not affect the consolidated financial statements of National Western Life Insurance Company as no liability had been previously accrued for the District Court judgment. However, National Western will be entitled to recover a portion of the settlement of the Westcap bankruptcy, but not to exceed $600,000, should the Appellate Court decision become final.





                                  Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   National Western Life Insurance Company
                                 (Registrant)


Date:     October 19, 2000               By: /S/ Ross R. Moody
                                         Ross R. Moody
                                         President and Chief Operating Officer